MERLE S. FINKEL
                           CERTIFIED PUBLIC ACCOUNTANT


210 Grant Street                                                (412) 393-0805
Suite 1                                                         (310) 473-4700
Pittsburgh, PA 15219







To the Board of Directors and Stockholders of NatureNu(TM) Corporation
Sparks, Nevada



RE: Consent to use November 20, 1996 audited financial statements.

Gentlemen,

Ihereby grant you permission to use the audit report I prepared for NatureNu(TM) Corporation dated November 25, 1996 for the financial statements prepared as of November 20, 1996 in your Company's filing of form SB-2 with the Securities Exchange Commission.

If you have any question please feel free to contact me at your convenience.




/s/  MERLE S. FINKEL
---------------------------
Merle S. Finkel
Pittsburgh, Pennsylvania
December 2, 1996